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                                                                   EXHIBIT 10.21

                            AGREEMENT NOT TO COMPETE

         THIS AGREEMENT, entered into as of the 8 day of November, 1996, is by and between MICHAEL T.J. VELTRI (the "Mr. Veltri"), an individual residing at 4530 River Trail, Bloomfield Hills, Michigan 48301, and VS ACQUISITION CO. (the "Company"), a Nova Scotia company.

                                   WITNESSETH:

         WHEREAS, contemporaneously herewith, the Company and Mr. Veltri entered into that certain Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company purchased all of the outstanding shares of capital stock of Veltri Holdings Ltd. ("VH")(which owns all of the issued and outstanding shares of capital stock of Veltri Stamping Corporation), and North American Precision Tool Ltd. ("NAPT") and pursuant to which individual shareholders of the Company purchased all of the outstanding shares of capital stock of Veltri Holdings USA, Inc., d/b/a Veltri International ("Holdings") (the Company, Holdings, VH and NAPT are sometimes each referred to herein as a "Veltri Group Member", and collectively as the "Veltri Group");

         WHEREAS, Mr. Veltri is directly, indirectly or beneficially, a shareholder, officer and director of each Veltri Group Member being acquired; and

         WHEREAS, as a condition to the Purchase Agreement, the parties hereto agreed to execute and deliver at Closing (as defined in the Purchase Agreement) an Agreement Not to Compete, upon the terms and conditions set forth herein;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:





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          1. During the Term (as hereinafter defined) of this Agreement, Mr.
Veltri shall not, directly or indirectly (except as a passive investor in less than three (3%) percent of the outstanding capital stock of a publicly traded corporation), or in his capacity as an employee of the Veltri Group:

                  i. anywhere within the Territory (as hereinafter defined), conduct, engage in, have an interest in, or aid or assist any person or entity in conducting, engaging or having an interest in (whether as an owner, principal, lender, stockholder, partner, member, employer, employee, consultant, officer, director or otherwise):

                           a) any business or enterprise (whether or not for
                  profit) which offers or performs any automotive stamping or metal forming services which are the same as or similar to or competitive with those now or hereafter being provided by any Veltri Group Member; or

                           b) any business or enterprise (whether or not for
                  profit) which develops, manufactures or sells any automotive parts or products which are the same as or in any manner similar to or competitive to those developed, manufactured or sold by any Veltri Group Member;

                           c) any other business or enterprise (whether or not
                  for profit) which is competitive with the business of any Veltri Group Member.

                  ii. Solicit, divert, take away, interfere with or accept any business competitive with any Veltri Group Member from any customers, suppliers, trade or patronage of any Veltri Group Member; or

                  iii. Engage, employ, attempt to engage or employ or solicit for engagement or employment any employee or sales representative of any Veltri Group Member, or induce or otherwise advise any employee to leave the employ of any Veltri Group Member or to



                                       2.
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engage in any of the activities prohibited hereby.

            iv.   For purposes hereof:

                  a) "Territory" shall mean and include all of the following:

                           i.   United States of America, Canada and Mexico;

                           ii.  United States of America and Canada;

                           iii. Canada; and

                           iv.  Province of Ontario.

                  b) "Term" shall mean the period commencing on the date hereof and terminating on the earlier to occur of. (i) five (5) years from the date hereof, or (ii) the end of the "Restrictive Period," as such term is defined in the Employment Agreement dated the date hereof among Mr. Veltri, VS Acquisition Co. and Veltri Holdings USA, Inc.

         2. Mr. Veltri shall, at all times hereafter, hold in confidence and not disclose or reveal to any person, firm, corporation or other entity, or otherwise use or permit others to use or disclose, for any reason, any confidential or proprietary information heretofore or hereafter acquired by him or disclosed to him relating to the Veltri Group, including all such confidential or proprietary information relating to machines, practices, processes, products, inventions, improvements, trade secrets, developments, customer lists, financial information or other confidential or proprietary information of any kind pertaining to the Veltri Group, nor shall Mr. Veltri make use of any such information for his own purpose or for the benefit of any person, firm, corporation or other entity, except the Veltri Group.

         3. Mr. Veltri acknowledges and agrees that the provisions of this Agreement are reasonable and necessary to protect the interests of the Company in purchasing the Shares (as defined

                                       3.

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in the Stock Purchase Agreement). Mr. Veltri further acknowledges that a breach of the provisions of this Agreement can result in irreparable damage to the Company, for which a remedy at law would not be adequate. In the event of any breach or threatened breach by Mr. Veltri, and in addition to any other remedy provided herein or by law or in equity, the Company shall be entitled to specific enforcement thereof, including, without limitation, appropriate injunctive relief in any court of competent jurisdiction restraining Mr. Veltri from any such breach or threatened breach, and that no bond or other security shall be required in connection therewith.

         4. It is expressly understood and agreed that, although Mr. Veltri and the Company consider the provisions hereof, including the restrictions as to Territory set forth in Section 1(iv)(a) to be reasonable for the purpose of preserving for the Veltri Group, their business and goodwill and other proprietary rights, the restrictions as to Territory set forth in Section l(iv)(a) are each separate and distinct covenants, severable one from the other and, if any such covenant or covenants are determined to be invalid or unenforceable, such invalidity or unenforceability shall attach only to the covenant or covenants to the extent of such invalidity as determined and all other covenants shall continue in full force and effect. Mr. Veltri and the Company further agree that a court or other tribunal having jurisdiction may, if it determines any covenant contained in Sections I(iv)(a) hereof to be invalid, modify such covenant to reduce its scope so that it is effective to the extent enforceable under the applicable law.

         5. No modification, termination or waiver of the provisions of this Agreement shall be valid unless consented to in writing by the Chairman of the Board of the Company, and signed by the party against whom enforcement of any such waiver, change, modification, extension or discharge is sought.

         6. This Agreement shall not be assignable by either party without he prior written

                                       4.




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consent of the other.

         7. Mr. Veltri hereby acknowledges and agrees that his obligations under this Agreement are in consideration for the purchase by the Company of the stock of the Veltri Group Members being acquired and that such obligations are in addition to and separate and apart from any of his obligations under that certain Employment Agreement dated the date hereof with the Company, including without limiting the generality of foregoing the covenant with respect to noncompetition contained therein, which obligations shall survive any termination of this agreement in accordance with the terms of the Employment Agreement.

         8. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

            (a) To Company at:      900 Wilshire Drive
                                    Suite 203
                                    Troy, Michigan 48084
                                    Attention: Chairman of the Board

            --with a copy to:       Timmis & Inman L.L.P.
                                    300 Talon Centre
                                    Detroit, Michigan 48207
                                    Attention: Richard M. Miettinen, Esq.

            (b) To Mr. Veltri at:   4530 River Trail
                                    Bloomfield Hills, Michigan 48301

            --with a copy to:       Kerr, Russell and Weber, P.L.C.
                                    One Detroit Center, Suite 2500
                                    500 Woodward Ave.
                                    Detroit, Michigan 48226
                                    Attention: George Christopoulos, Esq.

                                       5.




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Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         9. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan.

         10. In the event of any litigation arising out of this Agreement, the prevailing party in any such litigation shall be entitled to recover its reasonable attorneys' fees and costs and expenses of litigation from the non-prevailing party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Witnesses:

John Giatti                                     Michael T.J. Veltri
------------------------------                  --------------------------------
JOHN GIATTI                                     MICHAEL T.J. VELTRI

                                                VS ACQUISITION CO.

Erich J. D'Andres                               By: David J. Woodward
-------------------------------                    -----------------------------
ERICH J. D'ANDRES                                   Its: Vice President

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